Filed Pursuant to Rule 424(b)(5)

Registration No. 333-257857

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 21, 2022)

Up to $50,000,000

Village Farms International, Inc.

Common Shares

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) and A.G.P./Alliance Global Partners (“A.G.P.” and together with Cantor, the “Sales Agents”), dated as of August 9, 2022, relating to the offer and sale of our common shares. In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell our common shares having an aggregate offering price of up to $50,000,000 from time to time through Cantor and A.G.P. acting as Sales Agents.

Our common shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “VFF.” On August 8, 2022, the last reported sale price of our common shares on Nasdaq was $3.13 per share. You are urged to obtain current market quotations for our common shares.

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). This includes sales made directly on Nasdaq, sales made to or through a market maker other than on an exchange, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices or by any other method permitted by law. The Sales Agents are not required to sell any specific number or dollar amount of securities but will each act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, to sell on our behalf common shares on mutually agreed terms between the sales agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agents for sales of common shares sold pursuant to the Sales Agreement will be an amount equal to 3% of the proceeds of any common shares sold under the Sales Agreement. In connection with the sale of the common shares on our behalf, Cantor and A.G.P. will each be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation each Sales Agent receives will be deemed to be underwriting compensation. We have also agreed to indemnify the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and reimburse certain expenses of the Sales Agents in connection with the Sales Agreement, as further described in “Plan of Distribution” beginning on page S-7 of this prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Cantor	A.G.P.

The date of this prospectus supplement is August 9, 2022.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, which together form part of a registration statement on Form S-3 (File No. 333-257857), in respect of which we filed a post-effective amendment with the Securities and Exchange Commission (the “SEC”) on June 9, 2022, which post-effective amendment became effective on June 21, 2022 (as so amended, the “Registration Statement”). The first part is this prospectus supplement, which describes the terms of this offering of common shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information about our company and the terms of our securities, some of which does not apply to this offering. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus titled “Where You Can Find More Information” and “Incorporation of Information By Reference.”

Under this prospectus supplement and related prospectus, we may offer common shares having an aggregate offering price of up to $50,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

Neither we nor the Sales Agents have authorized anyone to provide you with different or additional information from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the Sales Agents take responsibility for, and can provide no assurance as the reliability of, any information that others may give. Neither we nor the Sales Agents are making an offer to sell or soliciting an offer to buy our common shares under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, common shares only in jurisdictions where offers and sales are permitted. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context indicates otherwise, references in this prospectus to “Village Farms,” “the Company,” “we,” “us,” “our” and similar references refer to Village Farms International, Inc. and its wholly owned subsidiaries and references to dollars or dollar amounts refer to U.S. dollars or U.S. dollar amounts.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act, and is subject to the safe harbor created by those sections. This prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein also contain “forward-looking information” within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively herein as “forward-looking statements”. Forward-looking statements may relate to our future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of ours or involving us. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for us, the greenhouse vegetable or produce industry or the cannabis industry are forward-looking statements. In some cases, forward-looking information can be identified by such terms as “outlook”, “may”, “might”, “will”, “could”, “should”, “would”, “occur”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “try”, “estimate”, “predict”, “potential”, “continue”, “likely”, “schedule”, “objectives”, or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein are subject to risks that may include, but are not limited to:

•

our limited operating history in the cannabis and cannabinoids industry, including that of Rose LifeScience Inc. (“Rose” or “Rose Lifescience”), Balanced Health Botanicals, LLC (“Balanced Health”), Pure Sunfarms, Inc. (“Pure Sunfarms”) and our operations of growing hemp in the United States;

•	the legal status of the cannabis business of Pure Sunfarms and Rose and the cannabinoid business of Balanced Health;

•	risks relating to the integration of Balanced Health and Rose into our consolidated businesses;

•	risks relating to obtaining additional financing, including our dependence upon credit facilities;

•	potential difficulties in achieving and/or maintaining profitability;

•	variability of product pricing;

•	risks inherent in the cannabis, hemp, cannabidiol (“CBD”), cannabinoids and agricultural businesses;

•	risks relating to international expansion through our investment in Leli Holland B.V.;

•	market position;

•	ability to leverage current business relationships for future business involving hemp and cannabinoids;

•	the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada;

•	existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses;

•

risks related to rules and regulations at the U.S. federal (Food and Drug Administration and United States Department of Agriculture), state and municipal rules and regulations with respect to produce and hemp, CBD-based products commercialization;

•	retail consolidation, technological advances and other forms of competition;

•	transportation disruptions;

•	product liability and other potential litigation;

•	retention of key executives;

•	labor issues;

•	uninsured and underinsured losses;

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•	vulnerability to rising energy costs;

•	inflationary effects on costs of cultivation and transportation;

•	recessionary effects on demand of our products;

•	environmental, health and safety risks;

•	foreign exchange exposure and risks associated with cross-border trade;

•	difficulties in managing our growth;

•	restrictive covenants under our credit facilities;

•	natural catastrophes; the ongoing and developing COVID-19 pandemic;

•	and tax risks.

We have based these forward-looking statements on factors and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond our control, that may cause our or the industry’s actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in our filings with the SEC, including this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein. In particular, we caution you that our forward-looking statements are subject to the ongoing and developing circumstances related to the COVID-19 pandemic, which may have a material adverse effect on our business, operations and future financial results.

When relying on forward-looking statements to make decisions, you are cautioned not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein relate only to events or information as of the date on which the statements are made in such documents. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements were made or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more information regarding our Company, you should read and consider carefully the information included or incorporated by reference in this prospectus supplement, including the factors described under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as the information incorporated by reference from our most recent Annual Report on Form 10-K, as amended (the “Form 10-K”), and our most recent Quarterly Report on Form 10-Q, before making an investment decision.

Company Overview

We are one of the largest and longest-operating vertically integrated greenhouse growers in North America and the only publicly traded greenhouse produce company in Canada.

Our overall strategy is to be recognized as an international leader in consumer products from plants, whereby we produce and market value-added products that are consistently preferred by consumers. To do so, we leverage decades of cultivation expertise, investment, and experience in fresh produce (primarily tomatoes) across other plant-based opportunities. In Canada, we converted two produce facilities to grow cannabis for the Canadian adult use market. Our focus for our Canadian cannabis segment is to produce the highest quality cannabis products at an “everyday premium price”. This market position, together with our cultivation expertise, has enabled us to evolve into one of the few consistently profitable Canadian licensed producers under our Pure Sunfarms subsidiary.

Village Farms is a corporation existing under the Canada Business Corporations Act (the “CBCA”). Our principal operating subsidiaries are Village Farms Canada LP, Village Farms LP, VF Clean Energy, Inc., Pure Sunfarms, as well as Colorado-based Balanced Health, which we acquired in August 2021, and Quebec-based Rose Lifescience, of which we acquired a 70% ownership interest in November 2021.

Our head and registered office and those of each of our Canadian subsidiaries is located at 4700-80th Street, Delta, British Columbia, Canada, V4K 3N3. Our corporate telephone number is (604) 940-6012.

Further information regarding us and our business is set out in our Form 10-K, as updated by subsequent annual, quarterly and our other SEC reports that are incorporated herein by reference from time to time. See “Incorporation of Information by Reference”.

OBCA Continuance

On May 24, 2022, at our Annual and Special Meeting of Shareholders, we received shareholder approval for our proposal to continue the Company into the Province of Ontario under the Ontario Business Corporations Act (“OBCA”), which we expect to complete by the end of 2022. For information regarding our proposed continuance into the OBCA, including a comparison of the difference between the OBCA and CBCA, see “Item No. 5—Continuance of the Company under the Business Corporations Act (Ontario)” in our Definitive Proxy Statement on Schedule 14A for our 2022 Annual and Special Meeting of Shareholders, which is incorporated by reference herein. See “Incorporation of Information by Reference.”

THE OFFERING

Common shares offered by us	Common shares having an aggregate offering price of up to $50,000,000.

Common shares to be outstanding after this offering	Assuming all $50,000,000 of our common shares are sold in this offering at an assumed offering price of $3.13 per share, which was the last reported sale price of our common shares on Nasdaq on August 8, 2022, we would have had 104,546,369 common shares outstanding. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agents, Cantor and A.G.P.. See “Plan of Distribution” beginning on page S-7 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from the sale of common shares by us under this prospectus supplement for working capital and general corporate purposes. Pending use of the net proceeds of this offering as described above, we may invest the net proceeds in short-term, investment-grade, interest- bearing instruments. See “Use of Proceeds” on page S-6.

Risk factors	Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-3 and under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to purchase our common shares.

Nasdaq listing	Our common shares are listed on The Nasdaq Capital Market under the symbol “VFF”.

Outstanding Shares

The number of common shares to be outstanding after this offering is based on 88,571,929 common shares outstanding as of June 30, 2022 and excludes, as of that date:

•	1,509,433 common shares issuable upon the exercise of outstanding warrants with a weighted-average exercise price of approximately $5.80 per share;

•

3,664,058 common shares issuable upon the exercise of outstanding securities under our Amended and Restated Share-Based Compensation Plan, dated March 15, 2021 and adopted June 10, 2021 (our “Equity Plan”), which includes 72,000 vested and unvested restricted share units and 3,592,058 options with a weighted average exercise price of $6.30 per share; and

•	5,193,135 additional common shares reserved for future issuances of securities under our Equity Plan.

RISK FACTORS

Our business is subject to numerous risks. Prior to making a decision about investing in our common shares, you should carefully consider the following risks, in addition to the risks described in the section entitled “Risk Factors” in Part I, Item 1A of our Form 10-K and in Part II, Item 1A of our Quarterly Reports on Form 10-Q that are incorporated by reference herein and as may be described in our future filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Information by Reference”. You should also carefully consider the other information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

Risks Related to this Offering

The market price of our common shares has been and is likely to continue to be volatile and an investment in our common shares could suffer a decline in value.

The market price of our common shares has been highly volatile and is likely to continue to be volatile. Factors affecting our common share price include but are not limited to: (i) our ability to operate in the U.S. and Canada under the circumstances of the ongoing and developing COVID-19 pandemic; (ii) our ability to continue as a going concern; (iii) general market conditions; (iv) our ability to raise additional capital and/or secure additional financing; (v) market and/or industry developments in produce, cannabis or hemp that may directly or indirectly affect us; (vi) regulatory developments, particularly with respect to cannabis and/or CBD, in Canada, the United States or elsewhere to the extent applicable; (vii) published reports by securities analysts; (viii) public concern as to the safety of the products that we and our competitors develop; (ix) shareholder interest in our common shares; (x) and those described elsewhere in this “Risk Factors” section and in our most recent Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of public entities. Accordingly, the market price of the common shares may decline even if the Company’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. In addition, certain institutional investors may base their investment decisions on consideration of the Company’s environmental, governance and social practices and performance against such institutions’ respective investment guidelines and criteria, and failure to satisfy such criteria may result in limited or no investment in the common shares by those institutions, which could materially adversely affect the trading price of the common shares. There can be no assurance that continuing fluctuations in price and volume will not occur. Additionally, price volatility of our securities may lead to a heightened risk of securities litigation. If such increased levels of volatility and market turmoil continue for a protracted period of time, the Company’s operations and the trading price of the common shares may be materially adversely affected.

Future issuances or sales of our common shares by us or by our shareholders could cause our share price to fall.

The issuance of common shares by us could result in significant dilution in the equity interest of existing shareholders and adversely affect the market price of our common shares. In addition, the issuance of common shares by us in connection with acquisitions or strategic alliances, or the perception that such additional issuances or sales could occur, could cause the market price of our common shares to decline and could have an undesirable impact on our ability to raise capital in the future.

Additionally, sales by existing shareholders of a large number of our common shares in the public market could also affect the market price of our common shares. For example, in June 2021 we filed a prospectus providing for resales from time to time of up to 3,802,055 common shares that were issued to the sellers of Balanced Health and Rose Lifescience. We cannot predict the timing or volume of sales of common shares by the selling shareholders under such resale prospectus or any other shareholders or the impact any such sales may have on our share price.

If you purchase our common shares in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares.

If you purchase our common shares in this offering at a time when the public offering price of our common shares is substantially greater than the net tangible book value per common share, you would experience immediate and potentially substantial dilution. Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. As a consequence, it is not possible to predict whether or not, and the extent to which, any investor purchasing shares in this offering will suffer dilution as a result of such purchase.

You may experience dilution as a result of future equity offerings or as a result of the exercise of all or any number of outstanding stock options, the award of any additional options, restricted stock units or other stock-based awards or any issuance of shares to raise funds or acquire a business may dilute your common shares.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common shares or other securities convertible into or exchangeable for our common shares in future transactions may be higher or lower than the price per share in this offering.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Additionally, we have in the past and may in the future grant, to some or all of our directors, officers and employees, options to purchase our common shares and other stock-based awards as non-cash incentives to those persons. As of June 30, 2022, there were 1,509,433 common shares issuable upon exercise of outstanding options issued under our Equity Plan at a weighted-average exercise price of $5.80 per share; 3,664,058 common shares issuable upon the exercise of outstanding securities under our Equity Plan which includes, 72,000 vested and unvested restricted share units and 3,592,058 options with a weighted average exercise price of $6.30 per share; and 5,193,135 additional common shares reserved for future issuances of securities under our Equity Plan. The issuance of additional common shares upon exercise of outstanding options, warrants and other convertible securities may cause existing shareholders to experience dilution of their ownership interests.

In addition, we may elect to issue additional common shares as consideration for the retained interest in Rose Lifescience (as described in our most recently filed Quarterly Report on Form 10-Q for the quarter ending June 30, 2022; see “Incorporation of Information by Reference” in this prospectus supplement), or as consideration for other acquisitions and/or strategic transactions. We may also choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. These capital-raising transactions may include the issuance of additional common shares or equity-linked securities, such as warrants or convertible debt securities. Any such future sale or issuance of additional common shares or other equity-linked securities, or public announcement of our intention to do so, may dilute our investors’ interests, and investors may suffer dilution in their net book value per share depending on the price at which such securities are issued. Such issuance may cause a reduction in the proportionate ownership and voting power of all other shareholders. The dilution may result in a decline in the price of our common shares or a change in control.

The actual number of common shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to a Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by such Sales Agent after we deliver a sales notice will depend in part on the market price of our common shares during the sales period and limits we set with the Sales Agents. Accordingly, the number of shares that will be ultimately issued is uncertain.

Management will have broad discretion as to the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

Our management will have broad discretion over the use of proceeds from the sale of common shares in this offering, including for any of the purposes described in “Use of Proceeds,” and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. You may not agree with our management’s decisions, and our use of the proceeds may not yield any return on your investment. Our failure to apply the net proceeds from the sale of our shares in this offering effectively could have a material adverse effect on our business, compromise our ability to pursue our business strategy, and cause the price of our common shares to decline, and we might not be able to yield a significant return, if any, on our investment of these net proceeds. In addition, the net proceeds from the sale of our shares in this offering may not be sufficient for our anticipated uses, and we may need additional resources to further our business strategy.

USE OF PROCEEDS

The amount of proceeds from this offering, if any, will depend upon the number of our common shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement as a source of financing. If we were to sell shares at an assumed offering price equal to the closing price of our common shares on August 8, 2022 of $3.13 per share, the maximum number of shares that we could sell would be 15,974,440 shares for net proceeds of approximately $48.2 million, after deducting estimated offering expenses of $300,000 and the Sales Agents’ commissions.

We intend to use the net proceeds from the sale of common shares by us under this prospectus supplement for working capital and general corporate purposes. Our management will have broad discretion in the application of the net proceeds received from this offering. Pending use of the net proceeds of this offering as described above, we may invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

The expected use of net proceeds from this offering reflects our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our expenditures may vary significantly depending on numerous factors.

PLAN OF DISTRIBUTION

On August 9, 2022, we entered into the Sales Agreement with the Sales Agents, under which we may offer and sell up to $50,000,000 of our common shares from time to time through Cantor and A.G.P., acting as our agents. Sales of our common shares, if any, may be made at market prices by any method deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including, without limitation, sales made directly on Nasdaq or any other existing trading market for our common stock.

We may instruct the Sales Agents not to sell common shares if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agents may suspend the offering of common shares upon notice and subject to other conditions.

We will pay the Sales Agents commissions, in cash, for their services in acting as agents in the sales of our common shares. The Sales Agents will be entitled to compensation at a fixed commission rate equal to 3.0% of the gross proceeds from each sale of our common shares. We have also agreed to reimburse the Sales Agents for the fees and disbursements of their legal counsel in an amount not to exceed $75,000 in connection with the establishment of this offering program and in an amount not to exceed $15,000 for each program “refresh” as provided in the Sales Agreement. In accordance with FINRA Rule 5110 these reimbursed fees and expenses are deemed sales compensation to the Sales Agents in connection with this offering. We estimate that the total expenses for the offering, excluding commissions and expense reimbursement payable to the Sales Agents under the terms of the Sales Agreement will be approximately $300,000.

Settlement for sales of common shares will occur on the second business day following the date on which any sales are made, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agents will use their commercially reasonable efforts, consistent with their sales and trading practices, to solicit offers to purchase shares of our common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common shares on our behalf, each of the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and the Sales Agents may each terminate the Sales Agreement at any time upon ten days’ prior notice.

The Sales Agents and each of their respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agents will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites maintained by each of the Sales Agents and the Sales Agents may distribute this prospectus electronically.

MATERIAL INCOME TAX CONSIDERATIONS

Material United States Income Tax Considerations

The following is a summary of certain material U.S. federal income tax considerations generally applicable to a U.S. Holder (as defined below) of the ownership and disposition of common shares acquired pursuant to this offering. The applicable prospectus supplement may also contain information regarding any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), on the Treasury regulations promulgated thereunder (the “Treasury Regulations”), and on published administrative rulings, judicial decisions, and other applicable authority, all as in effect on the date hereof and all of which are subject to change at any time, possibly with retroactive effect. The summary addresses only U.S. Holders that acquire and hold our common shares as “capital assets” within the meaning of the Code (generally, property held for investment).

This summary is necessarily general and may not apply to all categories of holders, some of whom may be subject to special rules, including, without limitation:

•	persons that own (directly, indirectly, or constructively, applying certain attribution rules) 10% or more of the total voting power or total value of the stock of the Company;

•	dealers in securities or currencies;

•	financial institutions or financial services entities;

•	life insurance companies;

•	retirement plans or accounts, or tax-exempt organizations;

•	regulated investment companies or real estate investment trusts;

•	persons that hold common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale or other arrangement involving more than one position;

•	persons whose functional currency is not the U.S. dollar;

•	persons who have elected mark-to-market accounting with respect to our common shares;

•	persons who hold common shares through a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes; and

•	corporations that accumulate earnings to avoid U.S. federal income tax.

This summary does not address all potentially relevant U.S. federal tax consequences, including gift or estate tax, the alternative minimum tax and the net investment income tax, nor does it address any state, local, or foreign tax consequences of holding or disposing of our common shares.

As used herein, the term “U.S. Holder” means any beneficial owner of our common shares who, for U.S. federal income tax purposes, is: (i) a citizen or individual resident of the United States; (ii) a corporation organized under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source, and (iv) a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has elected to be treated as a U.S. person under applicable Treasury Regulations.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal tax purposes) holds common shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partnerships (or other entities or arrangements classified as a partnership for U.S. federal tax purposes) holding our common shares, and their partners and other owners, are urged to consult their own tax advisers to determine the U.S. federal, state, local, and other tax consequences that may be relevant to them.

This summary is for informational purposes only and is not intended to, and does not, constitute tax advice. Prospective investors are urged to consult their tax advisers concerning the U.S. federal income tax consequences particular to their ownership and disposition of common shares, as well as any tax consequences arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, or under any state, local, or non-U.S. tax laws or any applicable income tax treaty.

Ownership and Disposition of Common Shares

Taxation of Distributions

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” the gross amount of a distribution paid to a U.S. Holder with respect to common shares (including amounts withheld to pay Canadian withholding taxes) will be included in the holder’s gross income as a dividend to the extent paid out of the Company’s current or accumulated earnings and profits, as determined according to U.S. federal income tax principles. To the extent that the amount of a distribution exceeds the Company’s current and accumulated earnings and profits, it will be treated, first, as a tax-free return of a U.S. Holder’s tax basis in its common shares and, to the extent the amount of the distribution exceeds such U.S. Holder’s tax basis, as capital gain. The Company may not calculate its earnings and profits according to U.S. federal income tax principles. Accordingly, U.S. Holders should expect a distribution generally to be treated as a dividend for U.S. federal income tax purposes.

Dividends received by individuals and other non-corporate U.S. Holders of common shares readily tradable on Nasdaq generally will be subject to tax at preferential rates applicable to long-term capital gains, provided that such holders meet certain holding period and other requirements and that the Company is not treated for U.S. federal income tax purposes as a passive foreign investment company (“PFIC”) for the taxable year in which the dividend is paid or for the preceding taxable year. Dividends on our common shares generally will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from domestic corporations. Dividends paid by the Company generally will constitute foreign-source income for foreign tax credit limitation purposes. A U.S. Holder may be entitled to deduct or credit any Canadian withholding taxes on dividends in determining its U.S. income tax liability, subject to certain limitations. An election to deduct foreign taxes applies to all of such U.S. Holder’s foreign taxes for a particular tax year. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividends distributed by the Company with respect to our common shares generally will constitute “passive category” income. The rules governing the foreign tax credit are complex. Each U.S. Holder is urged to consult its own tax adviser regarding the availability of the foreign tax credit with respect to such holder’s particular circumstances.

The amount of any dividend paid to a U.S. Holder in Canadian dollars (including amounts withheld to pay Canadian withholding taxes) will be includible in income in a U.S. dollar value amount by reference to the exchange rate between the U.S. dollar and the Canadian dollar in effect on the date of receipt of such dividend by the U.S. Holder, regardless of whether the Canadian dollars so received are in fact converted into U.S. dollars. A U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. If the Canadian dollars received are converted into U.S. dollars on the date of receipt, the U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder may recognize foreign currency gain or loss on a subsequent conversion or other disposition of the Canadian dollars. Such gain or loss generally will be treated as U.S.-source ordinary income or loss.

Each U.S. Holder is urged to consult its own tax adviser regarding the application of the foregoing rules in light of such holder’s particular circumstances.

Sale, Exchange, or Other Taxable Disposition of Our Common Shares

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” upon a sale, exchange, or other taxable disposition of our common shares, a U.S. Holder generally will recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition (or, if the amount realized is denominated in Canadian dollars, its U.S. dollar equivalent, generally, for U.S. Holders that use the cash method and for electing U.S. Holders that use the accrual method, determined by reference to the spot rate of exchange on the date of settlement) and the holder’s tax basis in such common shares. Such gain or loss will be long-term capital gain or loss if such U.S. Holder’s holding period in the common shares exceeds one year and will be short-term capital gain or loss otherwise. Such gain or loss generally will be considered U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Considerations

Certain generally adverse U.S. federal income tax consequences could apply to a U.S. Holder if the Company is treated as a PFIC for any taxable year during such U.S. Holder’s holding period for the common shares, as determined under the PFIC rules. A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income, and net foreign currency gains. For purposes of the income test and asset test, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation.

Under certain attribution rules, if the Company were a PFIC, U.S. Holders generally would be deemed to own their proportionate share of the Company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”) and would be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC upon the sale of our common shares, as well as their proportionate share of (i) any “excess distributions” (as discussed below) on the stock of a Subsidiary PFIC and (ii) any gain realized upon the disposition or deemed disposition of stock of a Subsidiary PFIC by the Company or by another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. If the Company were classified as a PFIC for any taxable year in which a U.S. Holder held our common shares, then the Company generally would continue to be classified as a PFIC with respect to such U.S. Holder for any subsequent taxable year in which the U.S. Holder continued to hold our common shares, even if the Company’s income or assets would not cause it to be a PFIC in such subsequent taxable year, unless an exception were to apply.

Based on its income, assets, and activities, the Company does not expect to be classified as a PFIC for the previous taxable year, the current taxable year or in the foreseeable future. However, PFIC status is determined annually and is based on the Company’s income, assets, and activities for the entire taxable year. Moreover, the determination as to whether any corporation is a PFIC for a particular taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations and uncertainty. Accordingly, there can be no assurance that the Company is not currently or will not be classified as a PFIC for any taxable year. Each U.S. Holder is urged to consult its own tax adviser regarding the PFIC status of the Company and any Subsidiary PFIC.

If the Company were a PFIC for any taxable year during a U.S. Holder’s holding period for common shares, and such U.S. Holder had not made an effective “qualified electing fund” election (a “QEF Election”) and effective “mark to market” election (a “Mark-to-Market Election”) under the PFIC rules (as defined and more fully described below) with respect to its common shares, then such holder generally would be subject to special rules with respect to “excess distributions” made by the Company on our common shares and with respect to gain from the direct or indirect disposition of our common shares. An “excess distribution” generally would include the excess of distributions made with respect to common shares to a U.S. Holder in any taxable year over 125% of the average annual distributions made to such U.S. Holder by the Company during the shorter of the three preceding taxable years or such U.S. Holder’s holding period for the common shares.

Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the direct or indirect disposition of common shares ratably over its holding period for our common shares. Amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior taxable years would be taxed at the highest tax rate in effect for ordinary income for each such year. In addition, an interest charge would apply.

If the Company were a PFIC for any taxable year in which a U.S. Holder held our common shares, and such U.S. Holder had made a timely and effective election to treat the Company as a QEF Election for the first taxable year of such U.S. Holder’s holding period in which the Company were classified as a PFIC, then such U.S. Holder generally would not be subject to the PFIC rules described in the preceding paragraph.

Instead, such U.S. Holder would be subject to U.S. federal income tax on such holder’s pro rata share of (i) the net capital gain of the Company, which would be taxed as long-term capital gain to such U.S. Holder, and (ii) the ordinary earnings of the Company, which would be taxed as ordinary income to such U.S. Holder. However, a QEF Election cannot be made unless the Company provides or makes available certain information. The Company does not intend to provide information necessary for U.S. Holders to make QEF Elections, and therefore U.S. Holders should assume that QEF Elections will not be available to them.

As an alternative to a QEF Election, if the Company were a PFIC for any taxable year in which a U.S. Holder held common shares, and such U.S. Holder had made a timely and effective Mark-to-Market Election in the first taxable year of such U.S. Holder’s holding period in which the Company were classified as a PFIC, then such U.S. Holder generally would not be subject to the PFIC rules described in the preceding paragraphs. Instead, such U.S. Holder generally would include in ordinary income, for each taxable year in which the Company were a PFIC, an amount equal to the excess, if any, of (i) the fair market value of the common shares, as of the close of such taxable year over (ii) such U.S. Holder’s adjusted tax basis in such common shares. The U.S. Holder would be entitled to deduct as an ordinary loss each year the excess of its adjusted tax basis in our common shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the Mark-to-Market Election. A U.S. Holder’s adjusted tax basis in our common shares would be increased by the amount of any income inclusion and decreased by the amount of any deductions under the Mark-to-Market Election rules. In addition, upon a sale or other taxable disposition of our common shares, a U.S. Holder that made a Mark-to-Market Election would recognize ordinary income or ordinary loss (but only to the extent such loss did not exceed the net amount of previously included income as a result of the Mark-to-Market Election). A Mark-to-Market Election would apply to the taxable year in which such election is made and to each subsequent taxable year, unless our common shares were to cease to be “marketable stock,” the U.S. Holder were to mark the common shares to market under non-PFIC provisions of the Code, or the Internal Revenue Service (“IRS”) were to consent to the revocation of such election. The Mark-to-Market Election is expected to be available with respect to the Company, provided that our common shares are “regularly traded” for U.S. federal income tax purposes. Our common shares will be treated as regularly traded in any calendar year in which more than a de minimis quantity of our common shares are traded on a “qualified exchange” on at least 15 days during each calendar quarter. Nasdaq, where our common shares are listed, is a qualified exchange for this purpose. However, the Mark-to-Market Election will not be available with respect to any Subsidiary PFIC. Accordingly, U.S. Holders making a Mark-to-Market Election would be subject to unfavorable tax consequences described above with respect to any Subsidiary PFIC.

In any year in which the Company is classified as a PFIC, a U.S. Holder generally will be required to file an annual report with the IRS containing certain information regarding such holder’s interest in the Company (or a

Subsidiary PFIC), subject to certain exceptions. A failure to satisfy such reporting requirement could result in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. Holder. The PFIC rules are complex. Each U.S. Holder should consult its own tax adviser regarding the foregoing reporting requirements, the advisability of making a Mark-to- Market Election, and any other tax consequences under the PFIC rules of acquiring, owning, and disposing of our common shares.

Foreign Financial Asset Reporting

Certain U.S. Holders are required to report information relating to an interest in our common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their U.S. federal income tax returns. Significant penalties may apply for the failure to satisfy these reporting obligations. Each U.S. Holder is urged to consult its own tax adviser regarding the information reporting obligations, if any, with respect to such holder’s ownership and disposition of our common shares.

Information Reporting and Backup Withholding

Distributions on our common shares made to U.S. Holder and proceeds from the sale or other disposition of common shares may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSIDERATIONS SET FORTH ABOVE IS NOT INTENDED TO, AND DOES NOT, CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THEIR OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES. U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM WITH REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

Material Canadian Income Tax Considerations

The following is, as of the date of this prospectus supplement, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) (together with the regulations thereto, the “Tax Act”) to a U.S. Resident Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of our common shares acquired pursuant to this offering.

This summary is applicable to a purchaser who, as beneficial owner, acquires our common shares pursuant to this offering and who, for the purposes of the Tax Act and the Canada-United States Income Tax Convention (1980) (the “Treaty”), and at all relevant times, (i) is not and is not deemed to be a resident in Canada, (ii) is a resident of the United States for the purposes of the Treaty and is entitled to the full benefits thereunder, (iii) holds our common shares as capital property, (iv) deals at arm’s length with and is not affiliated with the Company and the underwriters, and (v) does not use or hold (and will not use or hold) and is not deemed to use or hold (and will not be deemed to use or hold) our common shares in connection with a business carried on in Canada (each such holder, a “U.S. Resident Holder”).

Generally, our common shares will be considered to be capital property of a U.S. Resident Holder provided the U.S. Resident Holder does not hold such shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a U.S. Resident Holder: (i) that is an insurer carrying on an insurance business in Canada and elsewhere, (ii) that is an “authorized foreign bank,” (as defined in the Tax Act), (iii) that is a “financial institution” (as defined in the Tax Act) for purposes of the “mark-to-market property” rules; (ii) an interest in which is or would constitute a “tax shelter investment” (as defined in the Tax Act); (iii) that is a “specified financial institution” (as defined in the Tax Act); or (iv) that has or will enter into a “synthetic disposition arrangement” or a “derivative forward agreement” (as those terms are defined in the Tax Act) in respect of common shares pursuant to this offering. All such U.S. Resident Holders should consult their own tax advisors with respect to an investment in common shares.

This summary is based upon the current provisions of the Tax Act and the Treaty in force on the date hereof, and the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and assumes that all Tax Proposals will be enacted in the form proposed. However, no assurances can be given that the Tax Proposals will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action or decision, nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular holder or prospective holder of our common shares, and no opinion or representation with respect to the tax consequences to any holder or prospective holder of our common shares is made. Accordingly, holders and prospective holders of our common shares should consult their own tax advisors with respect to the income tax consequences of purchasing, owning and disposing of our common shares in their particular circumstances.

Currency

For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of our common shares (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars based on the rate quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Canada Revenue Agency.

Dividends

Dividends paid or credited, or deemed to be paid or credited, on our common shares to a U.S. Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividends, subject to reduction under the provisions of the Treaty. Under the Treaty, the rate of Canadian withholding tax applicable to a U.S. Resident Holder that is the beneficial owner of dividends is generally reduced to 15% of the gross amount of the dividends, and, if such U.S. Resident Holder is a company that owns at least 10% of our voting shares at the time of the dividends, the rate of Canadian withholding tax is reduced to 5% of the gross amount of the dividends. U.S. Resident Holders who may be eligible for a reduced rate of withholding tax on dividends pursuant to the Treaty should consult with their own tax advisors with respect to taking all appropriate steps in this regard.

Disposition of Common Shares

A U.S. Resident Holder who disposes or is deemed to dispose of a common share will not be subject to tax under the Tax Act on any capital gain realized on such disposition, unless the common share constitutes “taxable Canadian property,” within the meaning of the Tax Act, of the U.S. Resident Holder at the time of the disposition and the U.S. Resident Holder is not entitled to relief under the Treaty.

Provided the common shares are listed on a “designated stock exchange,” within the meaning of the Tax Act (which includes the Nasdaq) at the time of the disposition or deemed disposition, the common shares generally will not constitute “taxable Canadian property” of a U. S. Resident Holder unless, at any particular time during the 60-month period immediately preceding the disposition or deemed disposition, both of the following conditions are met concurrently: (a) 25% or more of the issued shares of any class of the capital stock of the Company were owned by or belonged to one or any combination of (i) the U.S. Resident Holder, (ii) persons with whom the U.S. Resident Holder did not deal at arm’s length for purposes of the Tax Act, and (iii) partnerships in which the U.S. Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships; and (b) more than 50% of the fair market value of the common share was derived, directly or indirectly, from one or any combination of: (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of (b)(i) to (iii), whether or not the property exists. Notwithstanding the foregoing, a common share may otherwise be deemed to be “taxable Canadian property” in certain circumstances as set out in the Tax Act. In the case of a U.S. Resident Holder to whom a common share of the Company represents “taxable Canadian property”, under the Treaty, such a U.S. Resident Holder will generally not be subject to tax under the Tax Act on a capital gain realized on the disposition of such share unless the value of such share is derived principally from real property situated in Canada (within the meaning of the Treaty).

U.S. Resident Holders for whom a common share may be “taxable Canadian property” should consult their own tax advisor.

LEGAL MATTERS

The validity of the common shares offered by this prospectus supplement and other legal matters in connection with this offering will be passed upon for us by Torys LLP, Toronto, Ontario and New York, New York. Covington & Burling LLP, New York, New York and Miller Thomson LLP, Toronto, Ontario are counsel to the Sales Agents in connection with this offering.

EXPERTS

The financial statements of the Company incorporated in this prospectus supplement by reference to the Form 10-K have been so incorporated in reliance on the reports (which contains an adverse opinion on the effectiveness of internal control over financial reporting as of December 31, 2021, and also contains an explanatory paragraph related to the effectiveness of internal control over financial reporting due to the exclusions of Balanced Health and Rose Lifescience because they were acquired by the Company during 2021) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Balanced Health incorporated in this prospectus supplement by reference to the Current Report on Form 8-K, as amended, dated November 1, 2021, have been so incorporated in reliance on the report of Eide Bailly LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, proxy and information statements and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at www.villagefarms.com under “Investors—Latest Reports.” These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained in or accessible through our website does not constitute a part of, and is not incorporated into, this prospectus.

We have filed with the SEC the Registration Statement under the Securities Act, of which this prospectus supplement and the accompanying prospectus forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the Registration Statement and the exhibits and schedules filed therewith. With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the Registration Statement or an item incorporated by reference therein. The Registration Statement and the documents referred to below under “Incorporation of Information by Reference” are also available on our website, www.villagefarms.com. Except as expressly set forth herein, we have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information which we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and certain information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference herein the following documents that we have previously filed with the SEC:

•	our Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 14, 2022;

•

our Definitive Proxy Statement on Schedule 14A for our 2022 Annual and Special Meeting of Shareholders, filed with the SEC on April 19, 2022 (solely to the extent of such information that is incorporated by referenced into Part III of our Form 10-K, together with “Item No. 5—Continuance of the Company under the Business Corporations Act (Ontario)”);

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 10, 2022;

•	our quarterly report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 9, 2022;

•	our Current Reports on Form 8-K filed on March 15, 2022, March 25, 2022, May 24, 2022, and June 9, 2022;

•	our Current Report on Form 8-K/A filed on November 1, 2021 (Exhibits 99.1 and 99.2 only); and

•

the description of our common shares filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 1, 2020, including any amendment thereto filed for the purpose of amending such description.

In addition, all reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the time of the filing of such reports and documents.

This prospectus supplement and the accompanying prospectus as further supplemented may contain information that updates, modifies or is contrary to information herein or in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement, the date of the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, respectively.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Village Farms International, Inc. 4700-80th Street Delta, British Columbia, Canada V4K 3N3, or by calling (604) 940-6012.

PROSPECTUS

VILLAGE FARMS INTERNATIONAL, INC.

$200,000,000

Common Shares

Preferred Shares

Warrants

Subscription Receipts

Debt Securities

Units

Up to 3,802,055 Common Shares Offered by the Selling Shareholders

Village Farms International, Inc. (the “Company”) may offer for sale and issue from time to time up to $200,000,000, in the aggregate, of (i) common shares in the capital of the Company (the “Common Shares”), (ii) preferred shares in the capital of the Company (the “Preferred Shares”), (iii) warrants to purchase Common Shares, Preferred Shares or other securities of the Company (“Warrants”), (iv) subscription receipts, each of which, once purchased, will entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one Common Share and/or other securities of the Company (“Subscription Receipts”), (v) debt securities of the Company (“Debt Securities”), and (vi) securities comprised of more than one of Common Shares, Preferred Shares, Warrants, Subscription Receipts and Debt Securities offered together as a unit (“Units” and, collectively with the Common Shares, Preferred Shares, Warrants, Subscription Receipts and Debt Securities, the “Securities”), or any combination thereof, in one or more offerings under this prospectus. The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement. This prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement that describes specific information about the Securities being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information that is incorporated by reference into this prospectus and the applicable prospectus supplement.

In addition, this prospectus also relates to resales by the selling shareholders identified herein of up to 3,802,055 Common Shares from time to time in one or more offerings.

Our Common Shares are listed on the Nasdaq Capital Market of The Nasdaq Stock Market LLC (“NASDAQ”) under the symbol “VFF”.

Investing in our Securities involves a high degree of risk. You should carefully read the “Risk Factors” section of this prospectus beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 21, 2022.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference into this prospectus contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is subject to the safe harbor created by those sections. This prospectus and the documents that are incorporated by reference into this prospectus also contain “forward-looking information” within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively herein as “forward-looking statements”. Forward-looking statements may relate to our future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of ours or involving us. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for us, the greenhouse vegetable or produce industry or the cannabis industry are forward-looking statements. In some cases, forward-looking information can be identified by such terms as “outlook”, “may”, “might”, “will”, “could”, “should”, “would”, “occur”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “try”, “estimate”, “predict”, “potential”, “continue”, “likely”, “schedule”, “objectives”, or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this prospectus and the documents that are incorporated by reference into this prospectus are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry, including that of Rose LifeScience Inc. (“Rose” or “Rose Lifescience”), Balanced Health Botanicals, LLC (“Balanced Health”), Pure Sunfarms, Inc. (“Pure Sunfarms”) and our operations of growing hemp in the United States; the legal status of the cannabis business of Pure Sunfarms and Rose and the cannabinoid business of Balanced Health; risks relating to the integration of Balanced Health and Rose into our consolidated businesses; risks relating to obtaining additional financing, including our dependence upon credit facilities; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; market position; ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses; risks related to rules and regulations at the U.S. federal (Food and Drug Administration and United States Department of Agriculture), state and municipal rules and regulations with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; the ongoing and developing COVID-19 pandemic; and tax risks.

We have based these forward-looking statements on factors and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this prospectus and in the documents incorporated by reference herein are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond our control, that may cause our or the industry’s actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in our filings with the Securities and Exchange Commission (the “SEC”), including this prospectus and the documents that are incorporated by reference into this prospectus. In particular, we caution you that our forward-looking statements are subject to the ongoing and developing circumstances related to the COVID-19 pandemic, which may have a material adverse effect on our business, operations and future financial results.

When relying on forward-looking statements to make decisions, we caution readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this prospectus and in the documents incorporated by reference herein relate only to events or information as of the date on which the statements are made in this prospectus or the respective date referred to in the document incorporated by reference herein. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements were made or to reflect the occurrence of unanticipated events.

ABOUT THIS PROSPECTUS

This prospectus is a part of a shelf registration statement that we have filed with the SEC utilizing a “shelf” registration process pursuant to Form S-3 under the Securities Act. Under this shelf registration process, we may offer and sell any combination of the Securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $200,000,000. In addition, this prospectus relates to resales by the selling shareholders identified herein of up to 3,802,055 Common Shares from time to time in one or more offerings.

This prospectus provides you with a general description of the Securities that we may sell under this prospectus. Each time we sell Securities, we will also provide a prospectus supplement that may include, where applicable, specific information about the terms of that offering. In addition, we may from time to time update the selling shareholder information in one more prospectus supplements. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. Where required by statute, regulation or policy, and where Securities are offered in currencies other than U.S. dollars, appropriate disclosure of foreign exchange rates applicable to those Securities will be included in the prospectus supplement describing those Securities.

We may also prepare free writing prospectuses to describe the terms of particular sales of Securities, which terms may vary from those described in any prospectus supplement. You therefore should carefully review any free writing prospectus available in connection with your review of this prospectus and any applicable prospectus supplement.

Please carefully read both this prospectus and any prospectus supplement, together with the documents incorporated by reference into this prospectus and any prospectus supplement, and the additional information described below under “Where You Can Find Additional Information”. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of certain documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information”.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus. Neither we nor the selling shareholders have authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus or in any prospectus supplement or free writing prospectus. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell any Securities and is not soliciting an offer to buy

Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference into this prospectus is accurate only as of the date referred to in the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus and in any prospectus supplement, unless the context otherwise requires, the terms “Village Farms”, the “Company”, “we”, “us”, and “our” refer to Village Farms International, Inc., and, unless the context requires otherwise, the subsidiaries through which it conducts business.

The complete mailing address and telephone number of our principal executive office is:

Village Farms International, Inc.

4700-80th Street

Delta, British Columbia, Canada

V4K 3N3

(604) 940-6012

Unless stated otherwise or if the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to U.S. dollars.

SUMMARY

This summary does not contain all the information about us that may be important to you. Please carefully read both this prospectus and any prospectus supplement together with the additional information contained in or incorporated by reference into this prospectus and any prospectus supplement.

The Company

We are one of the largest and longest-operating vertically integrated greenhouse growers in North America and the only publicly traded greenhouse produce company in Canada.

Our overall strategy is to be recognized as an international leader in consumer products from plants, whereby we produce and market value-added products that are consistently preferred by consumers. To do so, we leverage decades of cultivation expertise, investment, and experience in fresh produce (primarily tomatoes) across other plant-based opportunities. In Canada, we converted two produce facilities to grow cannabis for the Canadian adult use market. Our focus for our Canadian cannabis segment is to produce the highest quality cannabis products at an “everyday premium price”. This market position, together with our cultivation expertise, has enabled us to evolve into one of the few consistently profitable Canadian licensed producers under our Pure Sunfarms subsidiary.

Village Farms is a corporation existing under the Canada Business Corporations Act (the “CBCA”). Our principal operating subsidiaries are Village Farms Canada LP, Village Farms LP, VF Clean Energy, Inc., Pure Sunfarms, as well as Colorado-based Balanced Health, which we acquired in August 2021, and Quebec-based Rose Lifescience, of which we acquired a 70% ownership interest in November 2021.

Our head and registered office and each of our Canadian subsidiaries is located at 4700-80th Street, Delta, British Columbia, Canada, V4K 3N3.

Further information regarding us and our business is set out in our Annual Report on Form 10-K for the year ended December 31, 2021, as amended (the “Annual Report”), as updated by annual, quarterly and our other SEC reports that are incorporated herein by reference from time to time. See “Incorporation of Certain Information by Reference”.

The Offering

The Securities described herein may be offered from time to time by us in one or more offerings utilizing a “shelf” process under Canadian and U.S. securities laws. Under this shelf process, this prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement.

In addition, this prospectus relates to resales by the selling shareholders identified herein of up to 3,802,055 Common Shares from time to time in one or more offerings. We may from time to time update the selling shareholder information in one more prospectus supplements. You should read both this prospectus and any prospectus supplement.

RISK FACTORS

An investment in our Securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement, the documents we have incorporated by reference into this prospectus and any prospectus supplement, and in any related free writing prospectus, including those under the section entitled “Risk Factors” in our Annual Report, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference into this prospectus, in evaluating an investment in our Securities. If any of these risks were to materialize, our business, financial condition or results of operations could be materially adversely affected. When we or the selling shareholders offer and sell any Securities pursuant to a prospectus supplement, additional risk factors may be included.

ENFORCEABILITY OF CIVIL LIABILITIES

Village Farms is incorporated under the laws of Canada. Many of our directors and officers, and many of the experts named in this prospectus, are residents of Canada, and all or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States. Consequently, although we have appointed an agent for service of process in the United States, it may be difficult for holders of our Securities who reside in the United States to effect service within the United States upon our directors, officers and experts who are not residents of the United States. It may also be difficult for holders of our Securities who reside in the United States to realize in the United States or in other jurisdictions upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Investors should not assume that Canadian courts (i) would enforce judgments of United States courts obtained in actions against us or our directors, officers or experts predicated upon the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or (ii) would enforce, in original actions, liabilities against us or our directors, officers or experts predicated upon the United States federal securities laws or any such state securities or “blue sky” laws. In addition, we have been advised by our Canadian counsel that in normal circumstances, only civil judgments and not other rights arising from United States securities legislation are enforceable in Canada and that the protections afforded by Canadian securities laws may not be available to investors in the United States.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds that we receive from the sale of our Securities will be used for working capital and general corporate purposes. Unless otherwise indicated in a prospectus supplement, our management will have broad discretion to allocate the net proceeds of the sale of our Securities. More specific allocations may be included in a prospectus supplement relating to a specific offering of Securities.

Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds if Securities are sold by a selling shareholder.

DESCRIPTION OF COMMON SHARES

The Company is authorized to issue an unlimited number of Common Shares, no par value. As of May 6, 2022, the Company had 88,561,929 Common Shares outstanding. Each Common Share entitles the holder thereof to receive notice of and to attend all meetings of shareholders of the Company and to one vote per Common Share at such meetings (other than meetings at which only the holders of another class of shares are entitled to vote separately as a class). The Common Shares entitle the holders thereof to receive, in any year, dividends on the

Common Shares as and when declared by the board of directors of the Company, provided that payment of such dividends is not prohibited under law and after payment of any applicable amounts to which holders of any Preferred Shares may be entitled. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, after payment of or other proper provision for all of the liabilities of the Company and the payment of any amounts payable to holders of the Preferred Shares, the holders of the Common Shares will be entitled to share pro rata in all remaining property or assets of the Company.

We have no current plans to pay dividends as we are growth focused. The amount of any dividends payable by us will be at the discretion of our board of directors and may vary depending on, among other things, our earnings, financial requirements for our operations, growth opportunities, debt covenants, the satisfaction of the solvency tests imposed by the CBCA for declaration and payment of dividends and the conditions existing from time to time.

Further information relating to the Common Shares and the share capital of the Company is set out in our Annual Report, which is incorporated by reference herein.

DESCRIPTION OF PREFERRED SHARES

The Company is authorized to issue an unlimited number of Preferred Shares. The Company’s board of directors will fix the number of Preferred Shares, as well as the designation, rights, privileges, restrictions and conditions for each series of Preferred Shares that may be issued, subject to the Company filing the applicable articles of amendment under the CBCA. Preferred Shares will have preference over Common Shares with respect to the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, be it voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs. Preferred Shares will have no right to vote on shareholder matters, subject to certain exceptions. No changes to the provisions of the Preferred Shares may be made without the approval of the holders of the Preferred Shares.

The prospectus supplement will set forth the following terms relating to the Preferred Shares being offered:

•	the maximum number of Preferred Shares;

•	the designation of the series;

•	the offering price;

•	the annual dividend rate and whether the dividend rate is fixed or variable, the date from which dividends will accrue and the dividend payment dates;

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the price and terms and conditions for redemption, if any, including redemption at the Company’s option or at the option of the holder, including the time period for redemption, and payment of any accumulated dividends;

•	whether such Preferred Shares will be subject to any restriction on the repurchase or redemption while there is any arrearage in the payment of dividends or sinking fund installments;

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the terms and conditions, if any, for conversion or exchange for shares of any other class of the Company or any other series of Preferred Shares, or any other securities or assets, including the price or the rate of conversion of exchange and the method, if any, of adjustment;

•	whether such Preferred Shares will be listed on any securities exchange;

•	the voting rights, if any; and

•	any other rights, privileges, restrictions, or conditions.

Preferred Shares will be fully paid and non-assessable securities upon issuance. The Preferred Shares of any series may be represented in whole or in part, by one or more global certificates. If Preferred Shares are represented by a global certificate, each global certificate will:

•	be registered in the name of a depository or a nominee of the depository identified in the applicable prospectus supplement; and

•	be deposited in the name of a depository or a nominee of the depository identified in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

The Company may issue Warrants independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant agreements between the Company and a warrant agent that the Company will name in the applicable prospectus supplement. The Company will file any warrant agreement or warrant indenture with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part, on or before the time we issue a series of Warrants.

The prospectus supplement will set forth the following terms relating to the Warrants being offered:

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

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the designation, number and terms of the Common Shares, Preferred Shares or other securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the various factors considered in determining the exercise price of the Warrants, to the extent such exercise prices are variable;

•	provisions for changes to or adjustments in the exercise price, if any;

•	the dates or periods during which the Warrants are exercisable;

•	the designation and terms of any securities with which the Warrants are issued;

•	if the Warrants are issued as a unit with another security, the date on and after which the Warrants and the other security will be separately transferable;

•	the currency or currency unit in which the exercise price is denominated;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	any limitations on the right of non-resident or foreign owners to hold such Warrants;

•	the amount of Warrants outstanding, if any; and

•	any other terms of the Warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription Receipts may be offered separately or together with Common Shares and/or other securities of the Company. The Subscription Receipts will be issued under a subscription receipt agreement that will be entered into by the Company and an escrow agent at the time of issuance of the Subscription Receipts.

A Subscription Receipt will entitle the holder thereof to receive a Common Share and/or other securities of the Company, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by the Company or one or more of its subsidiaries. The subscription proceeds from an offering of Subscription Receipts will be held in escrow by an escrow agent pending the completion of a transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of Subscription Receipts will receive Common Shares and/or other securities of the Company upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their Subscription Receipts together with any interest or other income earned thereon. Holders of Subscription Receipts are not shareholders of the Company simply by virtue of holding a Subscription Receipt.

The particular terms and provisions of Subscription Receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such Subscription Receipts. The description will include, where applicable:

•	the number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the various factors considered in determining the price of the Subscription Receipts;

•	provisions for changes to or adjustments in the price, if any;

•	the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares and/or other securities of the Company;

•	the number of Common Shares and/or other securities of the Company that may be obtained upon exercise of each Subscription Receipt;

•	the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each such security;

•	the terms relating to the holding and release of the gross proceeds from the sale of the Subscription Receipts plus any interest and income earned thereon;

•	any material income tax consequences of owning, holding and disposing of the Subscription Receipts;

•	the amount of Subscription Receipts outstanding, if any;

•	any limitations on the right of non-resident or foreign owners to hold such Subscription Receipts; and

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any other material terms and conditions of the Subscription Receipts including, without limitation, transferability and adjustment terms and whether the Subscription Receipts will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

In this description of debt securities section, “we,” “us,” “our,” or “Village Farms” or “the Company” refer to Village Farms International, Inc. but not to its subsidiaries.

This section describes the general terms that will apply to any Debt Securities issued pursuant to this prospectus. We may issue Debt Securities in one or more series under an indenture to be entered into between us and one or more trustees, at least one of which will be qualified to act as a U.S. trustee and one of which will be qualified to act as a Canadian trustee. References herein to the “trustee” shall be deemed to mean the U.S. trustee and/or the Canadian trustee. The indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the CBCA. A copy of the form of the indenture is filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description sets forth certain general terms and provisions of the Debt Securities. Prospective investors should also refer to the indenture and the terms of the Debt Securities. If Debt Securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the Debt Securities and a description of how the general terms and provisions described below may apply to that series of the Debt Securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

We may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this prospectus.

General

The indenture will not limit the aggregate principal amount of Debt Securities that we may issue under the indenture and will not limit the amount of other indebtedness that we may incur. The indenture will provide that we may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the Debt Securities will be our unsecured obligations. The indenture will also permit us to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

The applicable prospectus supplement for any series of Debt Securities that we offer will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

•	the title of the Debt Securities;

•	the aggregate principal amount of the Debt Securities;

•	the percentage of principal amount at which the Debt Securities will be issued;

•	whether payment on the Debt Securities will be senior or subordinated to our other liabilities or obligations;

•	whether the payment of the Debt Securities will be guaranteed by any other person;

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the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the Debt Securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the Debt Securities, or the portion (if less than the principal amount) of Debt Securities, in each case, to be payable upon a declaration of acceleration of maturity;

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whether the Debt Securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

•	the place or places we will pay principal, premium, if any, and interest and the place or places where Debt Securities can be presented for registration of transfer or exchange;

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whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian or other taxes with respect to the Debt Securities, and whether and on what terms we will have the option to redeem the Debt Securities rather than pay the additional amounts;

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whether we will be obligated to redeem or repurchase the Debt Securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

•	the terms and conditions of any mandatory or optional redemption by the Company;

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the denominations in which we will issue any registered Debt Securities, if other than denominations of $1,000 and any multiple of $l,000, the denominations in which any unregistered debt security shall be issuable;

•	whether we will make payments on the Debt Securities in a currency or currency unit other than U.S. dollars or by delivery of our common shares or other property;

•	whether payments on the Debt Securities will be payable with reference to any index or formula;

•	whether we will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

•	whether we will issue the Debt Securities as unregistered securities (with or without coupons), registered securities or both;

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the periods within which and the terms and conditions, if any, upon which we may redeem the Debt Securities prior to maturity and the price or prices of which and the currency or currency units in which the Debt Securities are payable;

•	any changes or additions to events of default or covenants;

•	whether the holders of any series of Debt Securities have special rights if specified events occur;

•	the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

•	rights, if any, on a change of control;

•	provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and

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any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the Debt Securities being offered which do not apply generally to other Debt Securities, or any covenants or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of Debt Securities will have the right to require us to repurchase the Debt Securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or upon a change of control.

We may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.

We may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, our Debt Securities will be unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The Debt Securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

Our board of directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable prospectus supplement, a series of the Debt Securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as “participants,” having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by us if such Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of us, the trustee or any paying agent for the

Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $1,000 and integral multiples of $1,000 or in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by us.

At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

•

issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant redemption date if the Debt Securities for which such issuance, registration or exchange is requested may be among those selected for redemption;

•

register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•

exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption; or

•

issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Merger, Amalgamation or Consolidation

The indenture will provide that we may not consolidate with or amalgamate or merge with or into any other person, enter into any statutory arrangement with any person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:

•

we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, or any province or territory thereof, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other jurisdiction;

•	the successor person (if not us) assumes all of our obligations under the Debt Securities and the indenture by a supplemental indenture; and

•	we or such successor person will not be in default under the indenture immediately after the transaction.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the Debt Securities and the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the indenture with respect to the Debt Securities of that series:

•	we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;

•	we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;

•	we fail to make any required sinking fund or analogous payment for that series of Debt Securities;

•	we fail to observe or perform any of the covenants described in the section “— Merger, Amalgamation or Consolidation” for a period of 30 days;

•

we fail to comply with any of our other agreements in the indenture that affect or are applicable to the Debt Securities for 60 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of any series affected thereby;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	any other event of default provided for in that series of Debt Securities.

A default under one series of Debt Securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

If an event of default for any series of Debt Securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series, subject to any subordination provisions, may require us to repay immediately the entire principal and interest and premium, if any, of the Debt Securities of the series.

If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind this accelerated payment requirement.

Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of Debt Securities.

We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the Debt Securities of the affected series;

•

the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

•

the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

When we use the term “defeasance,” we mean discharge from some or all of our obligations under the indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at our option:

•	we will be discharged from the obligations with respect to the Debt Securities of that series; or

•	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

To exercise our defeasance option, we must deliver to the trustee:

•

an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•	a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the Debt Securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the U.S. Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

•

no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

•	we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:

•	change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;

•	reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;

•	reduce the amount of principal of a debt security payable upon acceleration of its maturity;

•	change the place or currency of any payment;

•	affect the holder’s right to require us to repurchase the Debt Securities at the holder’s option;

•	impair the right of the holders to institute a suit to enforce their rights to payment;

•	adversely affect any conversion or exchange right related to a series of Debt Securities;

•	change the percentage of Debt Securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or

•	reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults (other than defaults relating to certain events involving our bankruptcy, insolvency or reorganization) under the indenture and compliance by us with certain restrictive provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

We may modify the indenture without the consent of the holders to:

•	evidence our successor under the indenture;

•	add covenants or surrender any right or power for the benefit of holders;

•	add events of default;

•

provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

•	establish the form and terms of Debt Securities of any series;

•	appoint a successor trustee under the indenture;

•	add provisions to permit or facilitate the defeasance or discharge of the Debt Securities as long as there is no material adverse effect on the holders;

•

cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

•	comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or

•	change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

Governing Law

The indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. However, the exercise, performance or discharge by the Canadian trustee of any of its rights, powers, duties or responsibilities under the indenture will be construed in accordance with applicable Canadian laws.

The Trustees

We will identify the U.S. trustee and Canadian trustee in the applicable prospectus supplement in connection with an offering of Debt Securities hereunder. In addition, in connection with an offering of Debt Securities hereunder, the U.S. trustee will be qualified under the Trust Indenture Act pursuant to Section 305(b)(2) of the Trust Indenture Act. The trustees under the indenture or their respective affiliates may provide banking and other services to us in the ordinary course of their business.

The indenture will contain certain limitations on the rights of the trustees, as long as the trustees or any of their respective affiliates remain our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustees and their respective affiliates will be permitted to engage in other transactions with us. If the trustees or any such affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the applicable trustee must eliminate the conflict or resign.

Resignation of Trustee

A trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as U.S. trustee or Canadian trustee with respect to different series of Debt Securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is trustee.

Consent to Service

In connection with entering into the indenture, we will designate and appoint a U.S. authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the Debt Securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustees (whether in their individual capacity or in their capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

DESCRIPTION OF UNITS

The following sets forth certain general terms and provisions of the Units. The prospectus supplement relating to any Units offered will include specific terms and provisions of the Units being offered thereby, and the extent to which the general terms and provisions described below may apply to them.

The prospectus supplement will set forth, as applicable, the following terms relating to the Units being offered:

•	the aggregate number of Units offered;

•	the price at which the Units will be offered;

•	the designation, number and terms of the Securities comprising the Units;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

•	the date on and after which the Securities comprising the Units will be separately transferable;

•	whether the Securities comprising the Units will be listed on any securities exchange;

•

whether such Units or the Securities comprising the Units are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

•	any limitations on the right of non-resident or foreign owners to hold such Units;

•	certain material Canadian tax consequences of owning the Units;

•	the amount of Units outstanding; and

•	any other material terms and conditions of the Units.

SELLING SECURITYHOLDERS

Up to 3,802,055 Common Shares are being offered by this prospectus, all of which are being registered for resale for the account of the selling shareholders identified in the table below. The Common Shares being offered were issued to the selling shareholders in connection with our acquisitions of Balanced Health and Rose Lifescience. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the Common Shares indicated in the table below. Certain of the Common Shares are also subject to escrow arrangements between Village Farms, the Sellers and Olympia Trust Company, as escrow agent, as security for the indemnification obligations of the Sellers and any adjustments to the Purchase Price, in each case, pursuant to the Purchase Agreement. See “Plan of Distribution—Lock-Up Agreements” and “Plan of Distribution—Escrow Arrangements”.

We have prepared the following table based on information given to us by, or on behalf of, the selling shareholders on or before the date hereof with respect to the beneficial ownership of the Common Shares held by the selling shareholders. We have not independently verified this information. Because the selling shareholders may sell, transfer or otherwise dispose of all, some or none of the Common Shares offered by this prospectus, we cannot determine the number of such Common Shares that will be sold, transferred or otherwise disposed of by the selling shareholders, or the amount or percentage of Common Shares that will be held by the selling shareholders upon termination of any particular offering. See “Plan of Distribution” for additional information. For purposes of the table below, we assume that the selling shareholders will sell all of their Common Shares offered hereby.

In the table below, the percentage of Common Shares beneficially owned is based on 88,561,929 Common Shares issued and outstanding as of May 6, 2022, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any Common Shares over which any of the selling shareholders has sole or shared voting power or investment power and also any Common Shares that any of the selling shareholders has the right to acquire within 60 days of such date through the exercise of any options, warrants or other rights. Except as otherwise indicated, we believe that each selling shareholder has sole voting and investment power with respect to all Common Shares shown as beneficially owned by it. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose. When we refer to the “selling shareholders” in this prospectus, we mean the selling shareholders listed in the table below, as well as each such selling shareholder’s pledgees, donees, assignees, transferees and other successors-in-interest and others who may hold any of such selling shareholder’s interest received after the date of this prospectus from such selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer.

To our knowledge, except as may be disclosed herein, none of the selling shareholders have, and within the past three years have not had, any position, office or other material relationship with us or any of our affiliates, other than (i) in the case of Balanced Health, as a result of the transactions contemplated by the Balanced Health

Purchase Agreement (as defined under “—The Balanced Health Acquisition” below); (ii) in the case of Rose Lifescience, as a result of the transactions contemplated by the Rose Purchase Agreement and the USA (each as defined under “—The Rose Lifescience Acquisition” below); and (iii) beneficial ownership of our Common Shares as described herein. To our knowledge, none of the selling shareholders is a broker-dealer, nor at the time of the acquisition of our Common Shares did any of the selling shareholders have direct or indirect agreements or understandings with any third-party person to distribute any of our Common Shares.

Selling Shareholder	Common Shares Beneficially Owned Prior to Offering		Number of Common Shares Being Offered	Common Shares Beneficially Owned After Offering
	Number	Percent		Number	Percent
Balanced Health Sellers:
A&E Holdings LLC(1)	203,199	*	203,199	—	—
BDH Partners, LLC(2)	418,045	*	418,045	—	—
CJA Holdings LLC(3)	159,939	*	159,939	—	—
MSRP Zone LLC(4)	609,592	*	609,592	—	—
Rose Sellers:
10335258 Canada Inc.(5)	256,184	*	256,184	—	—
Blue Trichomes Holding Inc.(6)	256,184	*	256,184	—	—
10670715 Canada Inc.(7)	512, 369	*	512, 369	—	—
Grow Capital Partners Inc.(8)	1,386,543	1.6%	1,386,543	—	—

*	Denotes beneficial ownership of less than 1% of outstanding Common Shares.
(1)

A&E Holdings, LLC is a member-managed limited liability company. Alex Iwanchuk and Eric Scheibling are the members of A&E Holdings LLC and have shared voting and investment power over the shares beneficially owned by A&E Holdings LLC. The address of A&E Holdings LLC is 2030 E 34th Ave., Denver, CO 80211.

(2)

BDH Partners LLC is a manager-managed limited liability company. Andrew Papilion and Michelle Adams are the two managers of BDH Partners LLC and have shared voting and investment power over the shares owned by BDH Partners LLC; provided, however, Andrew Papilion, Michelle Adams, GiGi Targa, Andrew Leising and Dylan Anderson, the members of BDH Partners LLC, also have shared voting and investment power over such shares in the event the managers become deadlocked. The business address of BDH Partners LLC is 1720 S Bellaire St., Skybox Suite, Denver, CO 80222.

(3)

CJA Holdings, LLC, is a member-managed limited liability company. The Chris and Sara Van Dusen Living Trust and Jesse Leonardi are the two members of CJA Holdings, LLC. Since the Chris and Sara Van Dusen Living Trust owns a majority of the membership interests of CJA Holdings, LLC and Chris Van Dusen and Sara Van Dusen are co-trustees of the Chris and Sara Van Dusen Living Trust, Chris Van Dusen and Sara Van Dusen have voting and investment power over the shares owned by CJA Holdings, LLC. The address of CJA Holdings LLC is 16561 Gemini Lane, Huntington Beach, CA 92647.

(4)

MSRP Zone LLC is a manager-managed limited liability company. Charles McKenney is the sole manager of MSRP Zone LLC and, as a result, Mr. McKenney has sole voting and investment power over the shares owned by MSRP Zone LLC. The members of MSRP Zone LLC are Highline Redevelopment Inc. and Terwilliger Consulting LLC. Mr. McKenney owns 100% of Highline Redevelopment Inc. and Chase Terwilliger owns 100% of Terwilliger Consulting LLC. The address of MSRP Zone LLC is 45 Glenmoor Court, Englewood, CO 80113.

(5)

10335258 Canada Inc is a corporation existing under the federal laws of Canada. Brian Stevenson is the President and Secretary of 10335258 Canada Inc and has sole voting and investment power over the shares beneficially owned by 10335258 Canada Inc. The address of 10335258 Canada Inc is 27 Rue D’Estoril, Candiac, QC J5R 6J9.

(6)

Blue Trichomes Holding Inc. is a corporation existing under the federal laws of Canada. Francois Limoges is the President and Secretary of Blue Trichomes Holding Inc. and has sole voting and investment power over the shares beneficially owned by Blue Trichomes Holding Inc. The address of Blue Trichomes Holding Inc. is 515 Crescent, St-Lambert, QC J4P 1Z3.
(7)

10670715 Canada Inc. is a corporation existing under the federal laws of Canada. Davide Zaffino is the President and Secretary of 10670715 Canada Inc. and has sole voting and investment power over the shares beneficially owned by 10670715 Canada Inc. The address of 10670715 Canada Inc. is 600-4150 rue Saint-Catherine O Westmount, QC, H3Z 2Y5.

(8)

Grow Capital Partners Inc. is a corporation existing under the laws of the province of Alberta. Jay Gunnarson is the Chief Executive Officer of Grow Capital Partners Inc. and has sole voting and investment power over the shares beneficially owned by Grow Capital Partners Inc. The address of Grow Capital Partners Inc. is 240-70 Shawville Blvd SE Calgary, AB T2Y 2Z3.

The Balanced Health Acquisition

On August 16, 2021, we completed the acquisition of Balanced Health (the “Balanced Health Acquisition”) pursuant to the terms of a Membership Interest Purchase Agreement (the “Balanced Health Purchase Agreement”), dated as of August 16, 2021, by and among Village Farms International, Inc., Balanced Health, and the other parties thereto, at a total purchase price comprised of a cash purchase price of $30 million, and an aggregate of 4,707,113 Common Shares that were issued to the sellers (the “Balanced Health Sellers”) on a private placement basis valued at an aggregate of $45 million, based on the volume weighted average trading price on Nasdaq for the ten (10) trading days ending the day prior to the closing date of the Balanced Health Acquisition (the “Balanced Health Closing Date”).

Under the terms of the Balanced Health Purchase Agreement, we agreed to register for resale the Common Shares issued to the Balanced Health Sellers on the Balanced Health Closing Date. This prospectus, which names the Balanced Health Sellers as selling shareholders, has been filed in order to replace the prospectus supplement filed on August 16, 2021. Resales of the Common Shares are subject to the release periods in the lock-up agreements entered into in connection with the Balanced Health Acquisition. See “Plan of Distribution—Lock-Up Agreements”.

The Rose Lifescience Acquisition

On November 15, 2021, we completed the acquisition of Rose (the “Rose Acquisition”) pursuant to the terms of the Purchase Agreement dated as of November 15, 2021, by and among Village Farms International, Inc., Rose and the other parties thereto (the “Rose Purchase Agreement”), at a total purchase price (the “Rose Purchase Price”) valued at C$46.7 million, comprised of a cash purchase price of C$19.9 million and a total of 2,411,280 Common Shares. For more information regarding Rose, see our Annual Report, which is incorporated by reference herein.

Under the terms of the Rose Purchase Agreement, we agreed to register for resale the Common Shares issued to the shareholders of Rose (the “Rose Sellers”) on the closing date of the Rose Acquisition (the “Rose Closing Date”). This prospectus, which names the Rose Sellers as selling shareholders, has been filed in order to replace the prospectus supplement filed on March 15, 2022. Resales of Common Shares by the Rose Sellers are subject to the release periods in the lock-up agreements entered into in connection with the Rose Acquisition. Certain of the Common Shares are also subject to escrow arrangements between Village Farms, the Rose Sellers and Olympia Trust Company, as escrow agent, as security for the indemnification obligations of the Rose Sellers and any adjustments to the Rose Purchase Price, in each case, pursuant to the Rose Purchase Agreement. See “Plan of Distribution—Lock-Up Agreements” and “Plan of Distribution—Escrow Arrangements”.

Rose Put/Call Option

Two of the co-founders of Rose (the “Rose Management Shareholders”), who were among the Rose Sellers of Rose in the Acquisition, remained in their pre-acquisition roles with Rose following the Rose Closing Date and retained a non-voting 30% interest in Rose (the “Retained Interest”). In conjunction with the Rose Acquisition,

Village Farms and the Rose Management Shareholders entered into a unanimous shareholders agreement, dated as of November 15, 2021 (the “USA”) providing Village Farms with a call option to acquire the Retained Interest between December 31, 2024 and March 31, 2025 or upon the occurrence of certain liquidity events with respect to Village Farms (the “Call Option”). As part of the Call Option, Village Farms can also acquire 34% of the Retained Interest between December 31, 2022 and March 31, 2023. A put right was also granted to the Rose Management Shareholders to require Village Farms to complete the acquisition of the Retained Interest upon their death or disability or the occurrence of certain liquidity events with respect to Village Farms (the “Put Option”, and together with the Call Option, the “Put/Call Option”). The price for the Put/Call Option was set at a multiple solely based on Rose’s adjusted EBITDA performance of the applicable prior calendar year. If exercised upon a liquidity event, the option price is subject to a minimum amount which varies depending on the year on which it is exercised.

The consideration for the acquisition of the Retained Interest may, at Village Farms’ sole discretion, be payable solely in cash or in a pre-determined combination of cash and Common Shares based on a formula similar to that used for the issuance of the Common Shares comprising part of the Rose Purchase Price.

The USA provides that the total number of Common Shares issuable in connection with the Rose Acquisition, including, for greater certainty, in respect of the Rose Purchase Price and the Put/Call Option, shall not exceed, in the aggregate, 20% of the issued and outstanding Common Shares as of the Rose Closing Date (prior to completion of the Rose Acquisition).

PLAN OF DISTRIBUTION

The Company may offer and sell the Securities to or through underwriters or dealers and also may offer and sell the Securities directly to purchasers or through agents, or through a combination of any of these methods of sale. The selling shareholders may, from time to time, sell any or all of the Common Shares beneficially owned by them and offered hereby. Certain of the Common Shares that may be resold by the selling shareholders are also subject to escrow and lock-up arrangements. See “—Lock-Up Agreements” and “—Escrow Arrangements” below.

Primary Offerings

The distribution of the Securities of any series may be effected from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, including sales in transactions that are deemed to be “at-the-market distributions” in accordance with Rule 415(a)(4) under the Securities Act, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

If an underwriter, dealer or agent is utilized in the sale of the Securities being offered by this prospectus, an underwriting, dealer or agency agreement will be executed with the applicable underwriter(s), dealer(s) or agent(s) at the time of sale. In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company or from other parties, including in the form of underwriters’, dealers or agents’ fees, commissions or concessions. Any underwriters, dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the Securities by such underwriters, dealers or agents and any discounts, commissions or agent’s commissions or concessions received by any such underwriter, dealer or agent who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The prospectus supplement relating to each distribution of Securities will also set forth the terms of the offering of the Securities, including to the extent applicable:

•	the name or names of any underwriters, dealers, or agents and the respective amounts underwritten;

•	whether any underwriter, dealer, or agent has a material relationship with the Company;

•	the initial offering price, the proceeds to the Company;

•	the underwriters’, dealers’ or agents’ compensation or other discount or selling concession to be allowed or re-allowed to underwriters’ or dealers;

•	the nature of the obligation of the underwriters; and

•	whether the underwriter, dealer or agent has any arrangement with the Company, such as an over-allotment option.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an

“at-the-market distribution” of any of the Securities under a prospectus supplement, and no affiliate of any such underwriter, dealer or agent, and no person acting jointly or in concert with any such underwriter, dealer or agent, will over-allot any Securities in connection with their distribution or effect any other transaction that is intended to stabilize or maintain the market price of the Securities being distributed.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such underwriters, dealers or agents may be required to make in respect thereof. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each distribution of Securities (other than Common Shares or as otherwise specified in a prospectus supplement) will be a new issue of securities with no established trading market. Unless otherwise specified in a prospectus supplement relating to a series of Securities, the Securities (other than Common Shares) will not be listed on any securities exchange. Certain broker dealers may make a market in the Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker dealer will make a market in the Securities of any series or as to the liquidity of the trading market, if any, for the Securities of any series.

Secondary Offerings

The Common Shares may be resold by the selling shareholders on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

The selling shareholders may effect such transactions by selling the Common Shares to or through broker-dealers or agents. The Common Shares may be sold through broker-dealers by one or more of, or a combination of, the following:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	a block trade in which the broker-dealer so engaged will attempt to sell the Common Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	short sales;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholders may, from time to time, distribute, devise, gift, pledge, hypothecate, or grant a security interest in some or all of the Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Shares, from time to time, under this prospectus, or under a prospectus supplement to this prospectus under Rule 424(b) or other applicable provision of the Securities Act, amending the list of shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

In connection with the sale of Common Shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Shares in the course of hedging the positions they assume. The selling shareholders may also sell our Common Shares short and if such short sale shall take place after the date of this prospectus, the selling shareholders may deliver Common Shares covered by this prospectus to close out short positions and to return borrowed Common Shares in connection with such short sales. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Common Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use Common Shares registered on the registration statement to cover short sales of our Common Shares made prior to the date of this prospectus.

The aggregate proceeds to the selling shareholders from the sale of the Common Shares offered by them will be the purchase price of the Common Shares less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Shares to be made directly or through agents.

The selling shareholders may also sell all or any Common Shares in open market transactions under Rule 144 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

The selling shareholders and any broker-dealers or agents that participate in the sale of the Common Shares or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Common Shares may be deemed to be underwriting discounts and commissions under the Securities Act. If a selling shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder and may be subject to certain statutory liabilities, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling shareholders have informed us that, except as may be permitted pursuant to this prospectus, none of them have any agreement or understanding, directly or indirectly, with any third-party person to distribute the Common Shares. Selling shareholders who are entities rather than natural persons may distribute shares to their partners, shareholders or other owners in normal course, who may in turn sell the Common Shares in the manner listed above.

There can be no assurance that any selling shareholder will sell any or all of the Common Shares registered pursuant to the shelf registration statement of which this prospectus forms a part. We are required to pay all fees and expenses incident to the registration of the Common Shares. The estimated fees and expenses incident to the registration of the Common Shares to be sold by the selling shareholders under this prospectus are approximately $25,000. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, or the selling shareholders may be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from written information furnished to us by the selling shareholders specifically for use in this prospectus.

Lock-Up Agreements

Balanced Health Sellers

In connection with the Balanced Health Acquisition, each of the Balanced Health Sellers entered into a lock-up agreement with us, pursuant to which each such Balanced Health Seller agreed not to resell the Common Shares received as consideration in the Balanced Health Acquisition until such Common Shares cease to be “Restricted

Shares” (as defined in the Balanced Health Purchase Agreement). Under the terms of the Balanced Health Purchase Agreement and the lock-up agreements, such Common Shares cease to be Restricted Shares, as follows: (i) with respect to one-fourth (1/4) of such Common Shares, on the Balanced Health Closing Date; (ii) with respect to an additional one-fourth (1/4) of such Common Shares, on the last day of the four (4) month period following the Balanced Health Closing Date; (iii) with respect to an additional one-fourth (1/4) of such Common Shares, on the last day of the eight (8) month period following the Balanced Health Closing Date; and (iv) with respect to an additional one-fourth (1/4) of such Common Shares, on the last day of the twelve (12) month period following the Balanced Health Closing Date.

Rose Sellers

In connection with the Rose Acquisition, each of the Rose Sellers entered into a lock-up agreement with us, pursuant to which each such Rose Seller has agreed not to resell the Common Shares received as consideration in the Rose Acquisition until the applicable lock-up period expires. Under the terms of the lock-up agreements, such Common Shares will be released from lock-up restrictions as follows: (i) 33% of these Common Shares were released from lock-up restrictions four (4) months following the Rose Closing Date, (ii) another 33% of these Common Shares will be released from lock-up restrictions eight (8) months after the Rose Closing Date and (iii) the remaining Common Shares will be released from lock-up restrictions one (1) year after the Rose Closing Date.

Escrow Arrangements

In connection with the Rose Acquisition, each of the Rose Sellers has entered into an escrow agreement with us, pursuant to which the Rose Sellers agreed to put an aggregate number of 208,333 Common Shares (the “Escrowed Shares”) in escrow with Olympia Trust Company Inc., a trust company based in Alberta (the “Escrow Agent”), as escrow agent (the “Escrow Agreement”). Pursuant to the Escrow Agreement, the Escrowed Shares are to be held in escrow by the Escrow Agent as security for the indemnification obligations of the Rose Sellers and any adjustments to the Rose Purchase Price paid in connection with the Rose Acquisition, in ease case, pursuant to the Rose Purchase Agreement. Subject to any release from time to time of any portion of such Escrowed Shares in connection with any such adjustment to the Rose Purchase Price or any such indemnification obligations, the Escrowed Shares are to be held in escrow by the Escrow Agent until November 15, 2022, after which date such Escrowed Shares will be released by the Escrow Agent, subject to any portion of such Escrowed Shares to be required to be maintained in escrow with respect of claims for indemnification made prior to such date but not yet resolved.

MATERIAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe the material U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered by this prospectus to an investor who is subject to U.S. federal income tax.

The applicable prospectus supplement may also describe the material Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the applicable Securities, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations generally applicable to a U.S. Holder (as defined below) of the ownership and disposition of our Common Shares as of the date of this prospectus. The applicable prospectus supplement may also contain information regarding any material U.S. federal income tax considerations relating to the Securities covered by such prospectus supplement. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), on the Treasury regulations promulgated thereunder (the “Treasury Regulations”), and on published administrative rulings, judicial decisions, and other applicable authority, all as in effect on the date hereof and all of which are subject to change at any time, possibly with retroactive effect. The summary addresses only U.S. Holders that acquire and hold our Common Shares as “capital assets” within the meaning of the Code (generally, property held for investment).

This summary is necessarily general and may not apply to all categories of holders, some of whom may be subject to special rules, including, without limitation:

•	persons that own (directly, indirectly, or constructively, applying certain attribution rules) 10% or more of the total voting power or total value of the stock of the Company;

•	dealers in securities or currencies;

•	financial institutions or financial services entities;

•	mutual funds;

•	life insurance companies;

•	persons that hold Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale or other arrangement involving more than one position;

•	persons that acquired Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services;

•	persons whose functional currency is not the U.S. dollar;

•	persons who have elected mark-to-market accounting;

•	persons who hold Common Shares through a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax or the unearned income Medicare contribution tax on net investment income; and

•	certain U.S. expatriates or former long-term residents of the United States.

This summary does not address all potentially relevant U.S. federal income tax matters, nor does it address any state, local, foreign, estate, or gift tax consequences of holding or disposing of our Common Shares.

As used herein, the term “U.S. Holder” means any beneficial owner of our Common Shares who, for U.S. federal income tax purposes, is: (i) a citizen or individual resident of the United States; (ii) a corporation (or other entity classified as a corporation for U.S. federal tax purposes) organized under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source, and (iv) a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has elected to be treated as a U.S. person under applicable Treasury Regulations.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal tax purposes) holds Common Shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partnerships (or other entities or arrangements classified as a partnership for U.S. federal tax purposes) holding our Common Shares, and their partners and other owners, are urged to consult their own tax advisers to determine the U.S. federal, state, local, and other tax consequences that may be relevant to them.

This summary is for informational purposes only and does not constitute tax advice. Prospective investors are urged to consult their tax advisers concerning the U.S. federal income tax consequences particular to their ownership and disposition of Common Shares, as well as any tax consequences arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, or under any state, local, or non-U.S. tax laws or any applicable income tax treaty.

Ownership and Disposition of Our Common Shares

Taxation of Distributions

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” the gross amount of a distribution paid to a U.S. Holder with respect to Common Shares (including amounts withheld to pay Canadian withholding taxes) will be included in the holder’s gross income as a dividend to the extent paid out of the Company’s current or accumulated earnings and profits, as determined according to U.S. federal income tax principles. To the extent that the amount of a distribution exceeds the Company’s current and accumulated earnings and profits, it will be treated first as a tax-free return of a U.S. Holder’s tax basis in its Common Shares, and to the extent the amount of the distribution exceeds such U.S. Holder’s tax basis, the excess will be taxed as capital gain. The Company may not calculate its earnings and profits according to U.S. federal income tax principles. Accordingly, U.S. Holders should expect a distribution generally to be treated as a dividend for U.S. federal income tax purposes.

Dividends received by individuals and other non-corporate U.S. Holders of Common Shares readily tradable on Nasdaq generally will be subject to tax at preferential rates applicable to long-term capital gains, provided that such holders meet certain holding period and other requirements and that the Company is not treated for U.S. federal income tax purposes as a passive foreign investment company (“PFIC”) for the taxable year in which the dividend is paid or for the preceding taxable year. Dividends on our Common Shares generally will not be eligible for the dividends-received deduction allowed to corporations. Dividends paid by the Company generally will constitute foreign-source income for foreign tax credit limitation purposes. A U.S. Holder may be entitled to deduct or credit any Canadian withholding taxes on dividends in determining its U.S. income tax liability, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of such U.S. Holder’s foreign taxes for a particular tax year). The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividends distributed by the Company with respect to our Common Shares generally will constitute “passive category” income. The rules governing the foreign tax credit are complex. Each U.S. Holder is urged to consult its own tax adviser regarding the availability of the foreign tax credit with respect to such holder’s particular circumstances.

The amount of any dividend paid to a U.S. Holder in Canadian dollars (including amounts withheld to pay Canadian withholding taxes) will be includible in income in a U.S. dollar value amount by reference to the exchange rate between the U.S. dollar and the Canadian dollar in effect on the date of receipt of such dividend by the U.S. Holder, regardless of whether the Canadian dollars so received are in fact converted into U.S. dollars. A U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. If the Canadian dollars received are converted into U.S. dollars on the date of receipt, the U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder may recognize foreign currency gain or loss on a subsequent conversion or other disposition of the Canadian dollars. Such gain or loss generally will be treated as U.S.-source ordinary income or loss.

Each U.S. Holder is urged to consult its own tax adviser regarding the application of the foregoing rules in light of such holder’s particular circumstances.

Sale, Exchange, or Other Taxable Disposition of Our Common Shares

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” upon a sale, exchange, or other taxable disposition of our Common Shares, a U.S. Holder generally will recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition (or, if the amount realized is denominated in Canadian dollars, its U.S. dollar equivalent, generally, for U.S. Holders that use the cash method and for electing U.S. Holders that use the accrual method, determined by reference to the spot rate of exchange on the date of settlement) and the holder’s tax basis in such Common Shares. Such gain or loss will be long-term capital gain or loss if such Common Shares have been held for more than one year and will be short-term capital gain or loss if the holding period is equal to or less than one year. Such gain or loss generally will be considered U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Considerations

Certain generally adverse U.S. federal income tax consequences could apply to a U.S. Holder if the Company is treated as a PFIC for any taxable year during such U.S. Holder’s holding period for the Common Shares, as determined under the PFIC rules. A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income, and net foreign currency gains. For purposes of the income test and asset test, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation.

Under certain attribution rules, if the Company were a PFIC, U.S. Holders generally would be deemed to own their proportionate share of the Company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”) and would be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC upon the sale of our Common Shares, as well as their proportionate share of (i) any “excess distributions” (as discussed below) on the stock of a Subsidiary PFIC and (ii) any gain realized upon the disposition or deemed disposition of stock of a Subsidiary PFIC by the Company or by another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. If the Company were classified as a PFIC for any taxable year in which a U.S. Holder held our Common Shares, then the Company generally would continue to be classified as a PFIC with respect to such U.S. Holder for any subsequent taxable year in which the U.S. Holder continued to hold our Common Shares, even if the Company’s income or assets would not cause it to be a PFIC in such subsequent taxable year, unless an exception were to apply.

Based on its current and expected income, assets, and activities, the Company does not expect to be classified as a PFIC for the current taxable year or in the foreseeable future. However, PFIC status is determined annually and is based on the Company’s income, assets, and activities for the entire taxable year. Moreover, the determination as to whether any corporation is a PFIC for a particular taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations and uncertainty. Accordingly, there can be no assurance that the Company is not currently or will not be classified as a PFIC for any taxable year. Each U.S. Holder is urged to consult its own tax adviser regarding the PFIC status of the Company and any Subsidiary PFIC.

If the Company were a PFIC for any taxable year during a U.S. Holder’s holding period for Common Shares, and such U.S. Holder had not made an effective QEF Election or Mark-to-Market Election under the PFIC rules (as defined and more fully described below) with respect to its Common Shares, then such holder generally would be subject to special rules with respect to “excess distributions” made by the Company on our Common Shares and with respect to gain from the direct or indirect disposition of our Common Shares. An “excess distribution” generally would include the excess of distributions made with respect to Common Shares to a U.S. Holder in any taxable year over 125% of the average annual distributions made to such U.S. Holder by the Company during the shorter of the three preceding taxable years or such U.S. Holder’s holding period for the Common Shares.

Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the direct or indirect disposition of Common Shares ratably over its holding period for our Common Shares. Amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior taxable years would be taxed at the highest tax rate in effect for ordinary income for each such year. In addition, an interest charge would apply.

If the Company were a PFIC for any taxable year in which a U.S. Holder held our Common Shares, and such U.S. Holder had made a timely and effective election to treat the Company as a “qualified electing fund” (a “QEF Election”) for the first taxable year of such U.S. Holder’s holding period in which the Company were classified as a PFIC, then such U.S. Holder generally would not be subject to the PFIC rules described in the preceding paragraph. Instead, such U.S. Holder would be subject to U.S. federal income tax on such holder’s pro rata share of (i) the net capital gain of the Company, which would be taxed as long-term capital gain to such U.S. Holder, and (ii) the ordinary earnings of the Company, which would be taxed as ordinary income to such U.S. Holder. However, a QEF Election cannot be made unless the Company provides or makes available certain information. The Company does not intend to provide information necessary for U.S. Holders to make QEF Elections, and therefore U.S. Holders should assume that QEF Elections will not be available to them.

As an alternative to a QEF Election, if the Company were a PFIC for any taxable year in which a U.S. Holder held Common Shares, and such U.S. Holder had made a timely and effective “mark to market” election (a “Mark-to-Market Election”) in the first taxable year of such U.S. Holder’s holding period in which the Company were classified as a PFIC, then such U.S. Holder generally would not be subject to the PFIC rules described in the preceding paragraphs. Instead, such U.S. Holder generally would include in ordinary income, for each taxable year in which the Company were a PFIC, an amount equal to the excess, if any, of (i) the fair market value of the Common Shares, as of the close of such taxable year over (ii) such U.S. Holder’s adjusted tax basis in such Common Shares. The U.S. Holder would be entitled to deduct as an ordinary loss each year the excess of its adjusted tax basis in our Common Shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the Mark-to-Market Election. A U.S. Holder’s adjusted tax basis in our Common Shares would be increased by the amount of any income inclusion and decreased by the amount of any deductions under the Mark-to-Market Election rules. In addition, upon a sale or other taxable disposition of our Common Shares, a U.S. Holder that made a Mark-to-Market Election would recognize ordinary income or ordinary loss (but only to the extent such loss did not exceed the net amount of previously included income as a result of the Mark-to-Market Election). A Mark-to-Market Election would apply to the taxable year in which such election is made and to each subsequent taxable year, unless our Common Shares were to cease to be “marketable stock,” the U.S. Holder were to mark the Common Shares to market under non-PFIC provisions of the Code, or the Internal Revenue Service (“IRS”) were to consent to the revocation of such election. The Mark-to-Market Election is expected to be available with respect to the Company, provided that our Common Shares are “regularly traded” for U.S. federal income tax purposes. Our Common Shares will be treated as regularly traded in any calendar year in which more than a de minimis quantity of our Common Shares are traded on a “qualified exchange” on at least 15 days during each calendar quarter. Nasdaq, where our Common Shares are listed, is a qualified exchange for this purpose. However, the Mark-to-Market Election will not be available with respect to any Subsidiary PFIC. Accordingly, U.S. Holders making a Mark-to-Market Election would be subject to unfavorable tax consequences described above with respect to any Subsidiary PFIC.

In any year in which the Company is classified as a PFIC, a U.S. Holder generally will be required to file an annual report with the IRS containing certain information regarding such holder’s interest in the Company (or a Subsidiary PFIC), subject to certain exceptions. A failure to satisfy such reporting requirement could result in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. Holder. The PFIC rules are complex. Each U.S. Holder should consult its own tax adviser regarding the foregoing reporting requirements, the advisability of making a Mark-to-Market Election, and any other tax consequences under the PFIC rules of acquiring, owning, and disposing of our Common Shares.

Foreign Financial Asset Reporting

Certain U.S. Holders are required to report information relating to an interest in our Common Shares, subject to certain exceptions (including an exception for Common Shares held in accounts maintained by certain financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their U.S. federal income tax returns. Significant penalties may apply for the failure to satisfy these reporting obligations. Each U.S. Holder is urged to consult its own tax adviser regarding the information reporting obligations, if any, with respect to such holder’s ownership and disposition of our Common Shares.

Information Reporting and Backup Withholding

Distributions on our Common Shares made to a U.S. Holder and proceeds from the sale or other disposition of Common Shares may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSIDERATIONS SET FORTH ABOVE IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THEIR OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES. U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM WITH REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by Torys LLP, New York, New York and Toronto, Canada.

EXPERTS

The financial statements of the Company incorporated in this prospectus by reference to the Annual Report have been so incorporated in reliance on the reports (which contains an adverse opinion on the effectiveness of internal control over financial reporting as of December 31, 2021, and also contains an explanatory paragraph related to the effectiveness of internal control over financial reporting due to the exclusions of Balanced Health and Rose Lifescience because they were acquired by the Company during 2021) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Balanced Health incorporated in this prospectus by reference to the Current Report dated November 1, 2021 have been so incorporated in reliance on the report of Eide Bailly LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and, accordingly, we file reports with and furnish other information to the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information contained in the registration statement that we filed. For further information regarding us and the Securities covered by this prospectus, you may desire to review the full registration statement, including its exhibits. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the registration statement and its exhibits. The SEC’s website address is http://www.sec.gov. We maintain a website at www.villagefarms.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents.

We incorporate by reference into this prospectus the documents listed below:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 14, 2022;

(b)

our Definitive Proxy Statement on Schedule 14A for our 2022 annual meeting of shareholders, filed with the SEC on April 19, 2022 (solely to the extent of such information that is incorporated by referenced into Part III of our Annual Report);

(c)	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 10, 2022;

(d)	our Current Report on Form 8-K/A filed on November 1, 2021 (Exhibits 99.1 and 99.2 only);

(e)	our Current Reports on Form 8-K filed on March 15, 2022, March 25, 2022, May 24, 2022 and June 9, 2022; and

(f)

the description of our Common Shares filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 1, 2020, including any amendment thereto filed for the purpose of amending such description.

In addition, all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the termination of the offering of the Securities covered by this prospectus, including all such documents we may file with the SEC after the initial filing date of the post-effective amendment to the registration statement of which this prospectus forms a part and prior to the effectiveness of such post-effective amendment, are hereby incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus but not delivered with the prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided.

Requests for any of these documents should be directed to:

Village Farms International, Inc.

4700-80th Street

Delta, British Columbia, Canada

V4K 3N3

(604) 940-6012

Up to $50,000,000

COMMON SHARES

PROSPECTUS SUPPLEMENT

Cantor             A.G.P.

August 9, 2022